EXHIBIT 32.1

CERTIFICATION OF CHIEF EXECUTIVE OFFICER AND
CHIEF FINANCIAL OFFICER OF
DOUBLE CROWN RESOURCES, INC.
FORM 10-K FOR THE YEAR ENDED DECEMBER 31, 2012
PURSUANT TO 18 U.S.C. SECTION 1350, AS ADOPTED
PURSUANT TO SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

I, Jerry Drew, am the Chief Executive and Chief Financial Officer of Double Crown Resources, Inc., a Nevada corporation (the "Company"). I am delivering this certificate in connection with the Annual Report on Form 10-K of the Company for the year ended December 31, 2012 and filed with the Securities and Exchange Commission ("Annual Report").

Pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, I hereby certify that, to the best of my knowledge, the Annual Report fully complies with the requirements of Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 and that the information contained in the Annual Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

Date: April 12, 2013	By:	/s/ Jerry Drew
Jerry Drew
Chief Executive Officer and Chief Financial Officer